Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each of the undersigned Directors of Florida East Coast Industries, Inc., a Florida corporation (Corporation), which is about to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Report on Form 10-K for the fiscal year ended December 31, 2004, hereby constitutes and appoints R.W. Anestis and Heidi J. Eddins as his true and lawful attorneys-in-fact and agent, and each of them with full power to act, without the other in his stead, in any and all capacities, to sign the 2004 Report of Florida East Coast Industries, Inc., on Form 10-K and to file on behalf of the Corporation such Report and amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform any and all acts and things requisite and ratifying and confirming all that each said attorneys-in-fact and agent or any one of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date indicated below:

/s/ R. D. Fagan	/s/ D. M. Foster

R. D. Fagan, Director	D. M. Foster, Director

/s/ A. C. Harper	/s/ A. Henriques

A. C. Harper, Director	A. Henriques, Director

/s/ J. E. Jordan	/s/ G.H. Lamphere

J. E. Jordan, Director	G.H. Lamphere, Director

/s/ J. Nemec	/s/ J. J. Pieczynski

J. Nemec, Director	J. J. Pieczynski, Director

Date:	February 23, 2005

FLORIDA EAST COAST INDUSTRIES, INC.

SCHEDULE II – VALUATION RESERVES
YEARS ENDED DECEMBER 31, 2004, 2003 and 2002
(dollars in thousands)

	Balance at	Charged to		Balance at
	Beginning	Costs and	Deductions/	End of
Description	of Period	Expenses	Write-offs	Period
2004 Bad Debt Reserve	1,717	609	(616)	1,710
2003 Bad Debt Reserve	2,189	917	(1,389)	1,717
2002 Bad Debt Reserve	3,708	274	(1,793)	2,189

FLORIDA EAST COAST INDUSTRIES, INC.

SCHEDULE III (CONSOLIDATED) – REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2004, 2003 and 2002
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period
								Depreciable
		Costs						Life Used in
		Capitalized					Date	Calculation in
		Subsequent to	Land & Land	Buildings and		Accumulated	Capitalized	Latest Income
Description	Land	Acquisition	Improvements	Improvements	Total	Depreciation	or Acquired	Statement
Duval County
Office Buildings	12,106	142,091	25,951	128,246	154,197	42,367	1985	3 to 40 years
Office/Showroom/Warehouses	1,623	43,414	5,976	39,061	45,037	20,884	1987	3 to 40 years
Office/Warehouses	930	4,969	1,668	4,231	5,899	1,415	1994	3 to 40 years
Front Load Warehouse	25	3,097	347	2,775	3,122	1,075	1998	3 to 40 years
Rail Warehouse	23	3,221	326	2,918	3,244	942	1998	3 to 40 years
Land w/ Infrastructure	8,133	9,828	17,961	—	17,961	2,529	Various	3 to 40 years
Unimproved Land & Misc. Assets	6,464	—	6,464	—	6,464	569	1998	3 to 40 years

St. Johns County
Office Building	—	10,212	—	10,212	10,212	3,819	Various	3 to 40 years
Unimproved Land	685	1,165	1,850	—	1,850	91	Various	15 years

Flagler County
Unimproved Land	18	17	35	—	35	5	Various	15 years

Volusia County
Unimproved Land	1,101	9	1,110	—	1,110	3	Various	15 years

Brevard County
Land w/ Infrastructure	611	42	653	—	653	6	Various	15 years
Unimproved Land	4,349	—	4,349	—	4,349	—	Various	15 years

St. Lucie County
Unimproved Land	399	63	462	—	462	5	Various	15 years

Martin County
Land w/ Infrastructure	23	124	147	—	147	24	Various	15 years
Unimproved Land	1	—	1	—	1	—	Various	15 years

Okeechobee County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Putnam County
Unimproved Land	2	—	2	—	2	—	Various	15 years

Palm Beach County
Unimproved Land	156	—	156	—	156	—	Various	15 years

Broward County
Unimproved Land	8,281	—	8,281	—	8,281	—	Various	3 to 40 years

FLORIDA EAST COAST INDUSTRIES, INC.
SCHEDULE III (CONSOLIDATED) – REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 2004, 2003 and 2002
(dollars in thousands)

	Initial Cost to Company		Carried at Close of Period
								Depreciable
		Costs						Life Used in
		Capitalized					Date	Calculation in
		Subsequent	Land & Land	Buildings and		Accumulated	Capitalized	Latest Income
Description	Land	to Acquisition	Improvements	Improvements	Total	Depreciation	or Acquired	Statement
Dade County
Double Front Load Warehouse	972	6,517	2,074	5,415	7,489	3,052	1993	3 to 40 years
Rail Warehouses	1,854	13,183	3,926	11,111	15,037	6,018	1988	3 to 40 years
Office/Showroom/Warehouses	2,328	19,004	5,788	15,544	21,332	9,776	1988	3 to 40 years
Office Building	1,642	10,267	3,416	8,493	11,909	2,111	2000	3 to 40 years
Office/Warehouses	10,866	49,950	17,973	42,843	60,816	13,735	1990	3 to 40 years
Front Load Warehouses	4,092	24,733	8,765	20,060	28,825	10,764	1991	3 to 40 years
Office/Service Center	344	2,991	873	2,462	3,335	1,223	1994	3 to 40 years
Transit (Retail) Warehouse	439	5,730	840	5,329	6,169	1,236	Various	3 to 40 years
Land w/ Infrastructure	10,551	16,817	26,611	757	27,368	1,785	Various	3 to 40 years
Unimproved Land & Misc. Assets	7,271	—	7,271	—	7,271	—	Various	3 to 40 years

Orange County
Office Buildings	8,763	61,895	9,209	61,449	70,658	15,918	1998	3 to 40 years
Office/Showroom/Warehouses	1,261	9,071	1,359	8,973	10,332	4,195	1998	3 to 40 years
Land w/ Infrastructure	1,710	257	1,848	119	1,967	38	1995	3 to 40 years
Unimproved Land & Misc. Assets	11,805	—	11,805	—	11,805	—	1999	3 to 40 years

TOTALS	108,830	438,667	177,499	369,998	547,497	143,585

Notes:

(A) The aggregate cost of real estate owned at December 31, 2004 for federal income tax purposes is approximately $549,285. This amount includes reinvested gains of $57.3 million.

(B) Reconciliation of real estate owned (dollars in thousands):

	2004	2003	2002
Balance at beginning of year	527,493	498,319	519,775
Amounts capitalized	49,767	49,724	19,620
Amounts retired or adjusted	(29,763)	(20,550)	(41,076)

Balance at close of period	547,497	527,493	498,319

(C) Reconciliation of accumulated depreciation (dollars in thousands):

	2004	2003	2002
Balance at beginning of year	125,757	105,214	86,848
Depreciation expense	22,821	21,472	19,872
Amounts retired or adjusted	(4,993)	(929)	(1,506)

Balance at close of period	143,585	125,757	105,214

(D) Certain amounts shown in Schedule III have been reclassified to conform to 2004’s presentation.

(E) Reconciliation of real estate owned to Note 5 of the financial statements included in Item 8 of this report:

Note 5 captions	2004
Railroad buildings	11,648
Railroad land & land improvements	6,219
Flagler buildings	358,350
Flagler land & land improvements	171,280

Real estate owned above	547,497

76